NOVATION AGREEMENT

     This Novation Agreement (“Agreement”) is entered into as of September 11, 2014 (the “Effective Date”), by and among Golden Queen Mining Holdings, Inc., a California corporation (“GQ Holdco”), Golden Queen Mining Company, LLC, a California limited liability company (“GQ California”), and Golden Queen Mining Co. Ltd., a British Columbia corporation (“Golden Queen”).

     WHEREAS, GQ Holdco owns all of the equity interests of GQ California.

     WHEREAS, GQ California and Golden Queen are parties to a transaction agreement dated June 8, 2014 (the “Transaction Agreement”) to effect a joint venture transaction with Gauss LLC, a Delaware limited liability company (“Gauss”).

     WHEREAS, GQ California converted from a California Corporation known as Golden Queen Mining Company, Inc. into a California limited liability company and changed its name to Golden Queen Mining Company, LLC, on September 10, 2014.

      WHEREAS, GQ California, GQ Holdco and Gauss are to be parties to that certain Amended and Restated Limited Liability Company Agreement of Golden Queen Mining Company, LLC (the “LLC Agreement”) under the terms of the Transaction Agreement.

     WHEREAS, GQ California, GQ Holdco and Golden Queen are parties to a Unit Issuance and Debt Assumption Agreement (“Assumption Agreement”) entered into as of September 11, 2014, and, pursuant to the Assumption Agreement, the parties intend that GQ Holdco will assume all the inter-corporate debt, liabilities and obligations and all obligations of GQ California under (a) that certain Credit Facility Loan Agreement, dated effective as of September 3, 2014, by and between GQ California and Golden Queen, attached hereto as Exhibit A (the “2014 Credit Agreement”) and (b) that certain Loan Agreement dated July 26, 2013 by and between GQ California and Golden Queen attached hereto as Exhibit B (the “2013 Credit Agreement”), under the terms and effected by execution and delivery of this Agreement and the Assumption Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties and agreements herein contained, the parties agree as follows:

1.

GQ Holdco agrees to be bound by and to perform each of the 2013 Credit Agreement and the 2014 Credit Agreement in accordance with the conditions contained therein as if GQ Holdco were the original borrower under such agreements. GQ Holdco also assumes all obligations and liabilities of, and all claims against, GQ California under each of the 2013 Credit Agreement and the 2014 Credit Agreement arising after the Effective Date as if GQ Holdco were the original borrower under the 2013 Credit Agreement and 2014 Credit Agreement.

2.

GQ Holdco ratifies all previous actions taken by GQ California prior to the Effective Date with respect to each of the 2013 Credit Agreement and the 2014 Credit Agreement, with the same force and effect as if such actions had been taken by GQ Holdco.

3.

Golden Queen recognizes GQ Holdco as GQ California’s successor in interest in and to each of the 2013 Credit Agreement and the 2014 Credit Agreement. Except as expressly provided in this Agreement, GQ Holdco by this Agreement becomes entitled to all rights, titles, and interests of GQ California in and to each of the 2013 Credit Agreement and the 2014 Credit Agreement as if GQ Holdco were the original borrower under each such agreement. Following the Effective Date, the terms “Golden Queen Mining Company, Inc.,” “GQ California,” “Borrower” and terms of similar reference as used in each of the 2013 Credit Agreement and the 2014 Credit Agreement, shall be deemed to be references to GQ Holdco.

4.

Each of the 2013 Credit Agreement and the 2014 Credit Agreement shall remain in full force and effect, except as modified by this Agreement and the Assumption Agreement. Each party has executed this Agreement as of the day and year first above written.

5.

This Agreement shall be construed and enforced in accordance with the federal laws of the United States and the internal laws of the State of California, without regard to the conflicts of law rules of such state.

6.	This Agreement may be executed in counterparts, including electronic and facsimile copies, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

Golden Queen Mining Holdings, Inc.

By:
Name:	H. Lutz Klingmann
Title:	President

Golden Queen Mining Co. Ltd.
By:
Name:	H. Lutz Klingmann
Title:	President

Golden Queen Mining Company, LLC
By:
Name:	H. Lutz Klingmann
Title:	Manager

Exhibit A

2014 Credit Agreement

[See Attached]

Exhibit B

2013 Credit Agreement

[See attached]